Exhibit (d)(1)(i)(A)(iv)

AMENDMENT NO. 3

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 3 to the Investment Management Agreement (“Amendment No. 3”), effective as of October 1, 2011 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Funds Management Group, LLC, a limited liability corporation organized in the State of Delaware (“FMG LLC” or “Manager”).

WHEREAS, FMG LLC and the Trust desire to modify the fees paid with respect to ATM Core Bond Portfolio and ATM Government Bond Portfolio; and

WHEREAS, FMG LLC and the Trust desire to reflect new Portfolio names for the ATM Core Bond Portfolio and ATM Government Bond Portfolio;

NOW THEREFORE, the Trust and FMG LLC agree to modify and amend the Investment Management Agreement, dated as of May 1, 2011, as amended (“Agreement”), as follows:

1.	Name Changes: The names of the ATM Core Bond Portfolio and ATM Government Bond Portfolio will change to EQ/AllianceBernstein Short-Term Bond Portfolio and EQ/AllianceBernstein Short-Term Government Bond Portfolio, respectively.

2.	Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which FMG LLC is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

3.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

APPENDIX A

AMENDMENT NO. 3 TO

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

ATM International Portfolio
ATM Large Cap Portfolio
ATM Mid Cap Portfolio
ATM Small Cap Portfolio
AXA Tactical Manager 2000 Portfolio
AXA Tactical Manager 400 Portfolio
AXA Tactical Manager 500 Portfolio
AXA Tactical Manager International Portfolio
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio
EQ/AllianceBernstein Short-Term Bond Portfolio
EQ/AllianceBernstein Short-Term Government Bond Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio
EQ/BlackRock Basic Value Equity Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Common Stock Index Portfolio
EQ/Core Bond Index Portfolio
EQ/Davis New York Venture Portfolio
EQ/Equity 500 Index Portfolio
EQ/Equity Growth PLUS Portfolio
EQ/Franklin Core Balanced Portfolio
EQ/Global Bond PLUS Portfolio
EQ/Global Multi-Sector Equity Portfolio
EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio
EQ/International Equity Index Portfolio
EQ/International ETF Portfolio
EQ/International Value PLUS Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Large Cap Core PLUS Portfolio
EQ/Large Cap Growth Index Portfolio
EQ/Large Cap Growth PLUS Portfolio
EQ/Large Cap Value Index Portfolio
EQ/Large Cap Value PLUS Portfolio
EQ/Lord Abbett Large Cap Core Portfolio
EQ/Mid Cap Index Portfolio
EQ/Mid Cap Value PLUS Portfolio
EQ/Money Market Portfolio
EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/Mutual Large Cap Equity Portfolio
EQ/Oppenheimer Global Portfolio
EQ/Quality Bond PLUS Portfolio
EQ/Small Company Index Portfolio
EQ/Templeton Global Equity Portfolio
EQ/Van Kampen Comstock Portfolio
EQ/Wells Fargo Omega Growth Portfolio

APPENDIX B

AMENDMENT NO. 3 TO

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

Index Portfolios	First $4 Billion	Thereafter
EQ/Calvert Socially Responsible	0.500%	0.490%
EQ/Common Stock Index	0.350%	0.340%
EQ/Core Bond Index	0.350%	0.340%
EQ/Equity 500 Index	0.250%	0.240%
EQ/Intermediate Government Bond Index	0.350%	0.340%
EQ/International Equity Index	0.400%	0.390%
EQ/Large Cap Growth Index	0.350%	0.340%
EQ/Large Cap Value Index	0.350%	0.340%
EQ/Mid Cap Index	0.350%	0.340%
EQ/Small Company Index	0.250%	0.240%

(as a percentage of average daily net assets)
Money Market Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/AllianceBernstein Dynamic Wealth Strategies	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AllianceBernstein Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AXA Franklin Small Cap Value Core	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Davis New York Venture	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Franklin Core Balanced	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Global Multi-Sector Equity	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/International ETF	0.400%	0.400%	0.400%	0.400%	0.400%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Lord Abbett Large Cap Core	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Mutual Large Cap Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Morgan Stanley Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
EQEQ/Templeton Global Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Van Kampen Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Wells Fargo Omega Growth	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Equity Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/International Core PLUS	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/International Value PLUS	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Mid Cap Value PLUS	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Large Cap Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/Large Cap Core PLUS	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/Large Cap Value PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

(as a percentage of average daily net assets)
PLUS Portfolios	First $4 Billion	Next $4 Billion	Thereafter
EQ/Global Bond PLUS	0.550%	0.530%	0.510%
EQ/Quality Bond PLUS	0.400%	0.380%	0.360%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $2 Billion	Next $2 Billion	Thereafter
EQ/AllianceBernstein Short-Term Bond	0.450%	0.430%	0.410%
EQ/AllianceBernstein Short-Term Government Bond	0.450%	0.430%	0.410%

(as a percentage of average daily net assets)
Tactical Portfolios	First $3 Billion	Next $4 Billion	Thereafter
ATM International Portfolio	0.450%	0.430%	0.410%
ATM Large Cap Portfolio	0.450%	0.430%	0.410%
ATM Mid Cap Portfolio	0.450%	0.430%	0.410%
ATM Small Cap Portfolio	0.450%	0.430%	0.410%
AXA Tactical Manager 2000 Portfolio	0.450%	0.430%	0.410%
AXA Tactical Manager 400 Portfolio	0.450%	0.430%	0.410%
AXA Tactical Manager 500 Portfolio	0.450%	0.430%	0.410%
AXA Tactical Manager International Portfolio	0.450%	0.430%	0.410%